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                                                                     EXHIBIT 5.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                 July 17, 2001

UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502


Ladies and Gentlemen,

     We have examined the Registration Statement on Form S-3, filed by you with the Securities and Exchange Commission (the "Commission") on July 17, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to an aggregate of 10,350,000 shares of your Common Stock (the "Shares"). The Shares consist of 6,050,000 newly issued shares to be sold by you (the "Primary Shares"), 2,950,000 outstanding shares to be sold by certain selling stockholders identified in the Registration Statement (the "Selling Stockholders"), and an over-allotment option granted to the underwriters of the offering to purchase up to 1,350,000 shares, comprising newly issued shares to be sold by you (the "Company Overallotment Shares," and, collectively with the Primary Shares, the "Company Shares").

     We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with sales and issuance of the Company Shares.

     It is our opinion that upon completion of the proceedings being taken or contemplated to be taken by you, and by us, as your counsel, prior to the issuance of the Company Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with the applicable securities laws of the various states where required, the Company Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be duly authorized, legally and validly issued, fully paid and non-assessable.

     We consent to the use of this option as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                        Sincerely,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ WILSON SONSINI GOODRICH & ROSATI